SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CLOSURE MEDICAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with written preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NEWS RELEASE for May 2, 2005

Contact:	Allen & Caron Inc		CLOSURE Medical Corp
	Joe Allen (investors)	Len Hall (media)	Benny Ward, CFO
	212-691-8087	949-474-4300	919-876-7800
	joe@allencaron.com	len@allencaron.com

ANTI-TRUST APPROVAL RECEIVED FOR ACQUISITION

OF CLOSURE MEDICAL CORPORATION BY JOHNSON & JOHNSON

RALEIGH, NC (May 2, 2005) … CLOSURE Medical Corporation (Nasdaq:CLSR) today announced that the U.S. Federal Trade Commission had granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the previously-announced acquisition of CLOSURE Medical Corporation by Johnson & Johnson. The proposed transaction is expected to close as promptly as possible after CLOSURE Medical’s special meeting of stockholders, which is scheduled to be held on June 2, 2005, subject to the remaining closing conditions.

About CLOSURE Medical Corporation

CLOSURE Medical Corporation is a global leader in the development and manufacture of innovative biomaterial-based medical devices that fulfill the needs of healthcare practitioners, patients and consumers.

For additional information on CLOSURE Medical visit its website at www.closuremed.com.

This release includes forward-looking statements that are based on assumptions about many important factors, including the approval by CLOSURE stockholders of the acquisition; general industry and market conditions; general domestic and international economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals and the factors listed in CLOSURE’s most recent 10-K. As such, they involve risks that could cause actual results to differ materially. The Company does not undertake to update its forward-looking statements.

This material is not a substitute for the proxy statement CLOSURE Medical has filed with the Securities and Exchange Commission and is currently mailing to stockholders. Investors are urged to read the proxy statement, including detailed risk factors, because it contains important information. The proxy statement and other documents filed by CLOSURE Medical with the Securities and Exchange Commission are available free of charge at the SEC’s website, www.sec.gov, or by visiting CLOSURE Medical’s website at www.closuremed.com.

CLOSURE Medical and certain of its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from CLOSURE Medical’s shareholders in connection with the proposed transaction. Investors may obtain a detailed list of names, affiliations and interests of CLOSURE Medical participants in the solicitation of proxies of CLOSURE Medical’s shareholders by reading the proxy statement.

# # # #